SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Trico Marine Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trico Marine Services, Inc.

250 North American Court

Houma, Louisiana 70363

April 21, 2004

Dear Stockholders:

We cordially invite you to attend the 2004 annual meeting of stockholders of Trico Marine Services, Inc. on Monday, May 24, 2004 at 1:00 p.m., at 201 St. Charles Ave., 52nd Floor, New Orleans, Louisiana.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly. This will save the Company the additional expenses associated with soliciting proxies, as well as ensure that your shares are represented.

Thank you for your cooperation and continued support.

Sincerely,

Thomas E. Fairley

President and Chief Executive Officer

Trico Marine Services, Inc.

250 North American Court

Houma, Louisiana 70363

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 24, 2004

To Our Stockholders:

The annual meeting of stockholders of Trico Marine Services, Inc. will be held at 201 St. Charles Ave., 52nd Floor, New Orleans, Louisiana on May 24, 2004 at 1:00 p.m. At the meeting, stockholders will be asked to:

1.	Elect three directors;

2.	Approve the Trico Marine Services, Inc. Directors Stock Plan;

3.	Ratify the retention of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2004; and

4.	Consider any other business properly brought before the meeting.

Only holders of record of our common stock at the close of business on April 2, 2004 are entitled to vote at the meeting.

By Order of the Board of Directors

Geoff Jones

Secretary

Houma, Louisiana

April 21, 2004

Trico Marine Services, Inc.

250 North American Court

Houma, Louisiana 70363

April 21, 2004

PROXY STATEMENT

We are mailing this proxy statement and proxy card to you on or about April 21, 2004. Your proxy is solicited by the Board of Directors of Trico Marine Services, Inc. in connection with our annual meeting of stockholders to be held on May 24, 2004, at the time and place set forth in the accompanying notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 2, 2004, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders beginning April 21, 2004. The proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At the annual meeting, our stockholders will be asked to elect our directors, approve our proposed Trico Marine Services, Inc. Directors Stock Plan (the “Director Plan”), ratify the retention of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004 and consider any other matter that properly comes before the meeting.

Q:	WHEN AND WHERE WILL THE MEETING BE HELD?

A:	The meeting will be held on Monday, May 24, 2004, 1:00 p.m., at 201 St. Charles Avenue, 52nd Floor, New Orleans, Louisiana 70170.

Q:	WHO IS SOLICITING MY PROXY?

A:	Our Board of Directors is soliciting your vote for our 2004 annual meeting of stockholders. By completing and returning the proxy card or voting instruction card, you are authorizing the proxy holder to vote your shares at our annual meeting as you have instructed him on the card.

Q:	HOW MANY VOTES DO I HAVE?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

A:	As of the record date, we had 36,935,537 shares of common stock outstanding.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:	Our Bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at a meeting of our stockholders. As of the record date, 18,467,769 shares constitute a majority of our outstanding stock entitled to vote at the meeting. Shares that are voted, broker non-votes, and shares for which voting authority is withheld are treated as being present at the annual meeting for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	If your shares are registered directly in your name with our transfer agent you are considered, with respect to those shares, the “stockholder of record.” The proxy statement and proxy card have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Q:	CAN MY SHARES BE VOTED IF I DON’T RETURN THE PROXY CARD AND DO NOT ATTEND THE MEETING IN PERSON?

A:	If you hold shares in street name and you do not provide voting instructions to your broker, bank or nominee your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such proposal. Brokers generally have discretionary authority to vote without instructions from beneficial owners on the election of directors and the ratification of independent auditors but do not have discretionary authority to vote on any proposed equity compensation plan, such as our proposed Director Plan.

If you don’t vote the shares held in your name, your shares will not be voted.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A:	Our directors are elected by plurality vote, meaning that the nominees who receive the most votes will be elected directors. The Director Plan must be approved by a majority of the votes cast on the proposal. The appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ended December 31, 2004 must be ratified by the vote of a majority of the shares of common stock present in person or by proxy at the annual meeting.

Withheld votes, abstentions and broker non-votes will have no effect on the voting calculations for the election of directors. Abstentions and broker non-votes will count as a vote against the ratification of the appointment of our independent auditors, while abstentions and broker non-votes will have no effect on the voting calculations for the adoption of the Director Plan.

Q:	HOW DO I VOTE?

A:	You can vote either in person at the annual meeting or by proxy via the mail as more fully described on the enclosed proxy card.

Q:	CAN I CHANGE MY VOTE?

A:	Your proxy can be revoked or changed at any time before it is voted by sending in a new proxy card with a later date or a written notice of revocation to our Corporate Secretary, Trico Marine Services, Inc., 250 North American Court, Houma, Louisiana 70363. If you attend the annual meeting and vote in person, your previously submitted proxy will not be used.

Q:	WHAT IF I DON’T VOTE FOR A MATTER LISTED ON MY PROXY CARD?

A:	If you return the proxy card without indicating your vote for a director, your shares will be voted FOR each of the nominees listed on your card, FOR the approval of the Director Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers as our independent auditors.

Q:	WHO PAYS FOR SOLICITING PROXIES?

A:	We bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy card for the annual meeting. Proxies may be solicited by mail, personal interview, telephone and other means of communication. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Q:	COULD OTHER MATTERS BE DECIDED AT THE MEETING?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	DO I NEED TO BRING ANY DOCUMENTATION TO ATTEND THE ANNUAL MEETING?

A:	If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares. If your shares are held in street name, you will need to bring a letter from your broker stating that you owned our stock on the record date or an account statement showing that you owned our stock on the record date.

Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2005 ANNUAL MEETING?

A:	If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Secretary at 250 North American Court, Houma, Louisiana 70363 by December 22, 2004. We will consider only proposals meeting the requirements of applicable SEC rules.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Secretary by March 24, 2005, in accordance with the specific procedural requirements in our Bylaws. If you would like a copy of these procedures, please contact our Corporate Secretary. Failure to comply with our Bylaw procedures and deadlines may preclude the presentation of your proposal at the next meeting.

ELECTION OF DIRECTORS

General

Our board of directors is made up of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. The terms of Messrs. Acord, Comis and Hutcheson will expire at the annual meeting. Accordingly, proxies cannot be voted for more than three nominees.

Unless you withhold authority to vote for the election of directors, your proxy will be voted FOR the election of Messrs. Acord, Comis and Hutcheson. Although we have no reason to believe that any of the nominees will be unwilling or unable to serve, if any nominee is not available for election, the Board may elect to reduce the size of the Board or name a substitute nominee for whom votes will be cast.

THE NOMINATING AND GOVERNANCE COMMITTEE RECOMMENDS, AND YOUR BOARD OF DIRECTORS HAS NOMINATED, MESSRS. ACORD, COMIS AND HUTCHESON FOR ELECTION.

The following table sets forth information about the nominees for re-election to the Board and our other directors:

Nominees	Age	Principal Occupation, Business Experience and Directorships	Director Since	Nominated For Term Expiring
H. K. Acord	70	Oil and gas consultant. From 1993 to 1996, Mr. Acord served as Executive Vice President, Exploration and Production Division, of Mobil Oil Corporation. From 1989 to 1993, he served as a Vice President of International Producing Operations for Mobil.	1997	2007

James C. Comis III	39	Managing Director of Inverness Management LLC. Mr. Comis has also served as Managing Director of Inverness/Phoenix LLC since 1994. Through Inverness and its affiliates, Mr. Comis has been engaged in sponsoring and investing in private equity transactions since 1990.	1999	2007

Edward C. Hutcheson, Jr.	58	Private investor and consultant. Since February 2000, Mr. Hutcheson has been involved in private investment activities and has provided consulting services to private companies seeking capital. He is a Director of Crown Castle International Corp. (wireless communications). From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with Sanders Morris Harris Group (financial services company) and its predecessor private companies. From November 1994 to March 1997, he served as Chief Executive Officer or Chairman of the Board of Crown Castle International Corp., which he co-founded. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation (petroleum services), and was President and Chief Operating Officer from 1990 to 1993.	1994	2007

Other Directors	Age	Principal Occupation, Business Experience and Directorships	Director Since	Term Expiring
Ronald O. Palmer	57	Chairman of the Board of the Company	1993	2006

Robert N. Sheehy, Jr.	43	Managing Director of Inverness Management LLC. Through Inverness Management LLC and its affiliates, Mr. Sheehy has been engaged in sponsoring and investing in private equity transactions since 1996.	2002	2006

Thomas E. Fairley	56	President and Chief Executive Officer of the Company. Director of Gulf Island Fabrication, Inc. (fabricator of offshore production platforms).	1993	2005

Joseph S. Compofelice	54	Mr. Compofelice has been a director of Trico since 2003. Mr. Compofelice is a private investor and provides advisory services on acquisitions and financings. Mr. Compofelice is a Director of Contango Oil and Gas, and exploration and production company, and a member of the Board of Advisors of Courtland Inc., a privately held investment management firm. He is the former Chief Executive Officer of Aquilex Services Corp., a provider of services and equipment to the power generation and heavy processing industries. For the period 1998 to 2001, Mr. Compofelice was Chairman and CEO of CompX International Inc., a producer of hardware for the office furniture industry. From 1994 through 1997, Mr. Compofelice was a Director and CFO of NL Industries Inc., a chemical producer, and Director and CFO of TIMET, a producer of titanium metal principally for the aerospace industry.	2003	2005

J. Landis Martin	58	Chairman and CEO of Titanium Metals Corporation (publicly held integrated producer of titanium metals) since January 1994. Mr. Martin served as President and CEO of NL Industries, Inc. (publicly held manufacturer of titanium dioxide chemicals) from 1987-2003 and as a Director from 1986-2003. Mr. Martin is a non-executive Chairman and Director of Crown Castle International Corporation (wireless communications) and a Director of Halliburton Company and Apartment Investment Management Company (public real estate investment trust).	2003	2005

Board and Committee Meetings

During 2003, the Board held 13 meetings. Each director attended at least 75% of the aggregate number of meetings held during 2003 of the Board and committees of which he was a member, with the exception of Mr. Comis. The Board of Directors has determined that the following members of the Board are “independent” within the meaning of the NASDAQ Stock Market, Inc. (“NASDAQ”) listing standards currently in effect: Mr. Acord, Mr. Comis, Mr. Compofelice, Mr. Hutcheson, Mr. Martin and Mr. Sheehy.

Board Committees

Our Board has, as standing committees, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board has affirmatively determined that each member of each of our standing committees has no material relationship with us and is also “independent” within the meaning of NASDAQ listing standards. Members of the individual committees are named below:

Audit	Compensation	Nominating and Governance

Acord	Compofelice	Acord
Compofelice*	Martin*	Comis
Hutcheson	Sheehy	Hutcheson*

* Chairman of the committee

The Audit Committee and the Nominating and Governance Committee have adopted written charters that have been approved by the Board. Copies of these charters are available on the investor relations page of our website at www.tricomarine.com.

Audit Committee

The Audit Committee met 14 times in 2003. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, which reports directly to the Audit Committee. It also assists the Board in overseeing the integrity of our financial statements, financial reporting systems, controls and legal compliance. The Board of Directors has determined that Joseph S. Compofelice qualifies as our Audit Committee financial expert.

Compensation Committee

The Compensation Committee did not meet in 2003, but instead acted by unanimous written consent. The committee did not officially convene because its members concluded our recent financial performance did not warrant making any changes to our executive compensation programs. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to our compensation programs, executive performance, employee benefit and compensation matters and the preparation of any annual report on executive compensation required in our annual proxy statement in accordance with the applicable rules and regulations of the Securities and Exchange Commission.

Nominating and Governance Committee

The Nominating and Governance Committee met once in 2003. The committee assists the Board in identifying qualified individuals to become directors, in determining the size and composition of the Board and its committees and in overseeing the evaluation of the Board and management. It also is charged with developing and maintaining an appropriate set of corporate governance principles for us and generally monitoring developments in corporate governance.

The committee identifies potential nominees for director, other than potential nominees who are current directors standing for reelection, through business and other contacts. The committee’s responsibility to identify and recommend individuals to serve as directors is subject to the right of our largest stockholder to designate two individuals for consideration as director nominees under the stockholders’ agreement described under “Certain Transactions.”

The committee will also consider director nominees recommended by stockholders in accordance with the procedures described in our Bylaws. If you have been the beneficial owner of at least 1% of our outstanding common stock for at least one year, you may recommend a person or persons for consideration as a nominee for election to the Board by sending written notice by mail, c/o Corporate Secretary, Trico Marine Services, Inc., 250 North American Court, Houma, Louisiana 70363. The notice must set forth:

•	the name, age, business address and residential address of your proposed nominee;

•	his or her principal occupation or employment;

•	the number of shares of common stock beneficially owned by him or her; and

•	and any other information relating to your proposed nominee that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had he or she been nominated by the Board of Directors.

In addition, you must provide:

•	your name, age, business address and residential address;

•	the number of shares of our common stock that you beneficially own;

•	a representation that you intend to appear in person at the stockholders meeting to make the nomination; and

•	a description of all agreements, arrangements and understandings among you, any person acting in concert with you, your proposed nominee and any other person or persons (naming such person or persons), pursuant to which you submitted the name of your proposed nominee.

Your should also include a written consent of your proposed nominee to serve as a director if so elected and an affidavit signed by him or her certifying that he or she meets the qualifications necessary to serve as a director.

Stockholder recommendations for nominees to be considered at the 2005 annual meeting of stockholders will only be considered by the Nominating and Governance Committee if received no later than March 25, 2005 (the 60th calendar day before the first anniversary of the 2004 annual meeting).

The Nominating and Governance Committee believes that nominees to our Board of Directors must meet the following minimum qualifications: The nominee must have achieved significant success in business or have extensive financial expertise, must be committed to representing the long-term interests of our stockholders, and must have high ethical and moral standards and integrity. The committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.

In addition, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, the committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. Each of the nominees for director at the 2004 annual meeting of stockholders is a current director standing for re-election. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for director suggested by stockholders using the process set forth in our Bylaws.

We did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2004 annual meeting of stockholders. However, the committee may in the future choose to retain a professional search firm to identify potential nominees for director. With the exception of the recommendation by our largest stockholder, in accordance with its rights under the stockholders’ agreement described under “Certain Transactions,” to re-nominate Mr. Comis for election, the Nominating and Governance Committee did not receive, by January 24, 2004 (the 120th calendar day before the first anniversary of the date of our 2003 proxy statement), any recommended nominee from a stockholder who beneficially owns more than 5% of our stock or from a group of stockholders who beneficially own, in the aggregate, more than 5% of our stock.

Compensation of Directors

In 2003, each non-employee director received an annual fee of $25,000, plus $1,000 for each Board or committee meeting attended. As of October 1, 2003, the chairmen of our three standing Board committees respectively receive $1,250 per quarter for their service on these committees. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Under our Amended and Restated 1996 Incentive Compensation Plan, each non-employee director receives options to purchase 2,000 shares of our common stock on the day following each annual meeting of stockholders while such plan remains in effect. Each non-employee director who joins the Board also receives options to purchase 10,000 shares of common stock on the date he or she joins the Board. The options become exercisable immediately and expire ten years from the date of grant. The exercise price of the options is the closing sales price of our common stock on the date of grant on NASDAQ.

If our proposed Directors Stock Plan is approved by the stockholders, we will no longer make annual grants of stock options to non-employee directors as provided in the 1996 Plan. In 2004, each non-employee director will be awarded 5,000 shares of common stock immediately following our annual meeting of stockholders. In 2005 and beyond, the number shares of common stock annually granted to each non-employee director will be set prior to the annual meting by the Board of Directors.

Executive Sessions; Communications with the Board; Meeting Attendance

The Board has adopted a policy providing that the independent directors will meet in executive session at each regularly scheduled Board meeting, or more frequently if necessary. In connection with the adoption of this policy, Mr. Hutcheson was designated the lead director and will chair the executive sessions of the independent directors.

Any stockholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to c/o Corporate Secretary, Trico Marine Services, Inc., 250 North American Court, Houma, Louisiana 70363. The Corporate Secretary will forward the stockholder’s communication directly to the appropriate director or directors.

Prior to 2004, directors were not asked to attend the annual meeting of stockholders. At the last annual meeting of stockholders held on June 25, 2003, no directors were in attendance. Starting with the 2004 annual meeting, the Board has adopted a policy that recommends all directors personally attend each annual and special meeting of our stockholders.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table is based on reports filed with the SEC and sets forth, as of March 31, 2004, the beneficial ownership of common stock of our directors and five highest compensated executive officers and all directors and executive officers as a group, as determined in accordance with SEC rules. Unless otherwise indicated, the securities are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares(1)		Percent of Class
H. K. Acord	71,000		*
Kenneth W. Bourgeois	70,000		*
James C. Comis III	7,665,000	(2)	20.75%
Joseph S. Compofelice	52,000		*
Thomas E. Fairley	163,786		*
Charles M. Hardy	10,750		*
Edward C. Hutcheson, Jr.	73,500	(3)	*
J. Landis Martin	92,000		*
Ronald O. Palmer	219,900	(4)	*
Robert N. Sheehy, Jr.	14,000		*
Trevor Turbidy	60,000		*
All directors and executive officers as a group (14 persons)	8,610,436		23.31%

*	Less than one percent.
(1)	Includes the following number of shares subject to options that are exercisable by May 30, 2004: Mr. Acord, 24,000; Mr. Bourgeois, 70,000; Mr. Comis, 20,000; Mr. Compofelice, 12,000; Mr. Fairley, 120,500; Mr. Hardy, 8,750; Mr. Hutcheson, 14,000; Mr. Martin, 12,000; Mr. Palmer, 120,000; and Mr. Sheehy, 14,000.
(2)	Includes 7,645,000 shares beneficially owned by Inverness/Phoenix Capital LLC (“I/P Capital”), of which Mr. Comis is a managing member. Mr. Comis disclaims beneficial ownership of all shares beneficially owned by I/P Capital.
(3)	Includes 3,500 shares beneficially owned by Mr. Hutcheson’s spouse. Mr. Hutcheson disclaims beneficial ownership of these shares.
(4)	Includes 2,000 shares beneficially owned by trusts of which Mr. Palmer’s children are beneficiaries and of which Mr. Palmer is a co-trustee.

Stock Ownership of Certain Beneficial Owners

The following table is based on reports filed with the SEC and indicates the beneficial ownership, as of March 31, 2004, of our common stock by each person known by us to beneficially own more than 5% of our outstanding common stock as determined in accordance with SEC rules. Unless otherwise indicated, the shares are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares		Percent of Class
Inverness/Phoenix Partners LP(1) 630 Fifth Avenue, Suite 2435 New York, New York 10111	7,517,460	(2)	20.4%

Executive Capital Partners I LP(1) 630 Fifth Avenue, Suite 2435 New York, New York 10111	3,950,040	(2)	10.7%

Inverness/Trico Investors LLC(1) 630 Fifth Avenue, Suite 2435 New York, New York 10111	3,822,500		10.3%

Loomis, Sayles & Co., L.P.(3) One Financial Center, Boston, Massachusetts 02111	2,262,684		6.1%

Mellon Financial Corporation(4) One Mellon Center, Pittsburgh, Pennsylvania 15258	3,065,612		8.3%

Fuller & Thaler Asset Management, Inc./Russell J. Fuller(5) 411 Borel Avenue, Suite 402, San Mateo, California 94402	2,658,825		7.2%

Dimensional Fund Advisors Inc.(6) 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401	1,951,108		5.3%

(1)	Inverness/Phoenix Partners LP (the “Fund”) and Executive Capital Partners I LP (the “Executive Fund”), are the controlling members of Inverness/Trico Investors LLC (the “Trico Fund,” and collectively with the Fund and the Executive Fund, the “Funds”). The general partner of the Funds is I/P Capital, which is deemed to beneficially own the shares held by the Funds. I/P Capital disclaims beneficial ownership of all shares beneficially owned by the Funds.
(2)	Includes 3,822,500 shares held by the Trico Fund. The Fund and the Executive Fund each disclaim beneficial ownership of all shares beneficially owned by the Trico Fund.
(3)	Loomis, Sayles & Co., L.P. reports sole voting power with respect to 2,006,270 shares and sole dispositive power with respect to 2,262,684 shares.
(4)	Mellon Financial Corporation (“Mellon”) reports beneficial ownership of a total of 3,065,612 shares through its direct and indirect subsidiaries, including Mellon Trust of New England, National Association and The Boston Company, Asset Management, LLC. Mellon reported sole voting power with respect to 1,754,072 shares and sole dispositive power with respect to 3,059,712 shares.
(5)	Fuller & Thaler Asset Management, Inc./Russell J. Fuller reports sole voting power with respect to 2,703,425 shares and sole dispositive power with respect to 2,658,825 shares.
(6)	Dimensional Fund Advisors acts as investment manager to four investment companies registered under the Investment Company Act of 1940 and certain other commingled group trusts and accounts and disclaims beneficial ownership of all listed shares.

EXECUTIVE COMPENSATION

Annual Compensation

The following table sets forth all cash compensation, options and restricted stock granted for the three years ended December 31, 2003, to our five most highly compensated executive officers.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards ($)		No. of Shares Underlying Options Granted	All Other Compensation
Thomas E. Fairley President and Chief Executive Officer	2003 2002 2001	$300,000 300,000 288,750	— — —	— — —	— — —		— 34,000 —	$6,677 6,302 5,918

Ronald O. Palmer Chairman of the Board	2003 2002 2001	$300,000 300,000 288,750	— — —	— — —	— — —		— 34,000 —	$5,427 4,005 4,609

Trevor Turbidy(2) Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	$67,500 — —	— — —	— — —	$144,600 — —	(3)	25,000 — —	$348 — —

Charles M. Hardy Vice President— Operations	2003 2002 2001	$157,500 156,563 150,000	— 12,000 20,000	— — —	— — —		— 10,000 —	$4,395 2,426 1,161

Kenneth W. Bourgeois Vice President	2003 2002 2001	$157,500 142,500 105,000	— 12,000 17,000	— — —	— — —		— 10,000 —	$5,086 3,878 3,489

(1)	Perquisites and other personal benefits paid to each listed officer in any of the years presented did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus for that year.
(2)	Mr. Turbidy became an executive officer on August 18, 2003.
(3)	Mr. Turbidy was granted 60,000 shares of restricted stock on August 18, 2003. The restricted stock vests in annual 33% increments, beginning on the first anniversary of the date of grant. The value of the restricted stock granted in 2003 is based on the closing price of our common stock on the date of grant, which was $2.41.

2003 Stock Option Grants

The following table contains information concerning the grant of stock options to our five most highly compensated executive officers during 2003. We did not grant any stock appreciation rights to the listed officers in 2003.

2003 STOCK OPTION GRANTS

Name	No. of Shares Underlying Options Granted		% of Total Options Granted to Employees in 2003	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5%	10%
Thomas E. Fairley	—		0.00%	—	—	—	—
Ronald O. Palmer	—		0.00%	—	—	—	—
Trevor Turbidy	25,000	(1)	100.00%	$2.41	08/18/13	37,891	96,023
Charles M. Hardy	—		0.00%	—	—	—	—
Kenneth W. Bourgeois	—		0.00%	—	—	—	—

(1)	These options become exercisable in annual 25% increments beginning on August 18, 2004 and on each anniversary thereafter.
(2)	Appreciation is calculated over the term of the options, beginning with the fair market value on the date of grant of the options, which was $2.41.

AGGREGATE OPTION EXERCISES DURING 2003 AND OPTION VALUES AT YEAR END

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Year End (#)	Value of Unexercised In-the-Money Options at Year End(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Thomas E. Fairley	220,000	$304,370	120,500/27,500	—/—
Ronald O. Palmer	185,000	255,994	120,000/27,500	—/—
Trevor Turbidy	—	—	—/25,000	—/—
Charles M. Hardy	—	—	8,750/6,250	—/—
Kenneth W. Bourgeois	8,000	$12,127	70,000/8,000	—/—

(1)	Based on the difference between the closing sale price of common stock of $1.79 on December 31, 2003, as reported by NASDAQ, and the exercise price of such options.

Severance and Change of Control Agreements

We have severance agreements with Kenneth W. Bourgeois, Michael D. Cain, Thomas E. Fairley and Ronald O. Palmer. The agreements provide for severance payments to the officers in the event they are terminated by us as the result of a change in control or for any reason other than for cause (as defined in the agreements). The severance payment is a year’s salary, payment of any bonus owed and continuation of non-cash benefits for 12 months.

The officers are prohibited during their employment and for one year thereafter from engaging in a competitive business with us, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served in 2003 as a director or member of the compensation committee of another entity one of whose executive officers served as one of our directors or on our Compensation Committee.

Compensation Committee’s Report on Executive Compensation

General

The Compensation Committee, which is currently comprised of three independent directors, oversees the compensation of our key employees and administers our incentive compensation plans. No member of the Compensation Committee is a former or current officer or employee.

The compensation of our executive officers is designed to attract and retain executive talent and to align the compensation of our executives with our success. Toward that end, our executive compensation program has been structured to: (i) provide a total compensation package that is competitive with the compensation of executives holding similar positions at comparable firms; (ii) reward individual and our overall performance; and (iii) link executive compensation to achievement of our long-term and short-term strategic goals.

Base Salary and Annual Incentive Compensation

Base Salary.    The Compensation Committee establishes the base salaries of our key employees at levels it deems necessary to attract and retain executive talent. Generally, base salaries for executives are reviewed annually and, if appropriate, adjusted based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

Annual Cash Incentive Compensation.    We may pay annual cash incentive bonuses to our key employees in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals. The Board views EBITDA (earnings before interest, taxes, depreciation and amortization) growth as our primary short-term strategic goal. The Compensation Committee did not grant any cash incentive bonuses to our executive officers in 2003.

Stock-Based Incentive Compensation.    Based on our recent performance and market conditions, the Compensation Committee did not award any stock-based compensation in 2003, with the exception of the stock options and restricted stock granted to our new Chief Financial Officer, Trevor Turbidy, upon his commencement of employment.

Position Regarding Compliance with Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of the five highest compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deductibility cap in 2003, the Compensation Committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

Compensation for the Chief Executive Officer

We paid Mr. Fairley a salary of $300,000 in 2003, which was the same salary he received in 2002. His base salary was established by considering various factors, including his experience and performance and the extent to which his total compensation package is at risk under incentive compensation programs. We did not pay a cash incentive bonus or grant any stock options to Mr. Fairley in 2003.

The Compensation Committee

Joseph L. Compofelice	J. Landis Martin	Robert N. Sheehy, Jr.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three members of our Board of Directors, Messrs. Compofelice, Acord and Hutcheson. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter is annually reassessed and updated as needed in accordance with applicable rules of the SEC and NASDAQ. Each of the present members of the Audit Committee meets the current NASDAQ independence standards and the independence standard set forth in the Securities Exchange Act of 1934.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, which reports directly to the Audit Committee. Management has the primary responsibility for our systems of internal controls and the overall financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting standards in the United States and to issue a report thereon. The Audit Committee also assists the Board in overseeing the integrity of our financial statements, financial reporting system, controls and legal compliance. Not all of the members of the Audit Committee are certified public accountants, professional auditors or experts in the fields of accounting and auditing and they rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

The Audit Committee reviewed and discussed our audited financial statements with management and the our independent auditors, PricewaterhouseCoopers LLP. The Audit Committee also reviewed all fees paid to the independent auditors and has considered whether the rendering of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. These fees are described immediately following this report.

The Audit Committee reviewed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 (Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications). In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence from us.

Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2003.

The Audit Committee

Joseph S. Compofelice	H. K. Acord	Edward C. Hutcheson, Jr.

Independent Auditors Fees

PricewaterhouseCoopers LLP has billed us the following amounts for professional services rendered during each of the fiscal years represented:

	Fiscal Year Ended December 31,
	2003	2002
Audit Fees(1)	$281,250	$316,367	(2)
Audit-Related Fees(3)	$42,738	$38,177
Tax Fees(4)	$162,202	$210,322
All Other Fees(5)	$4,115	—

(1)	Reflects fees for services rendered for the audit of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year.
(2)	Includes $80,414 for audit services related to $250,000,000 senior note offering in 2002.
(3)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
(4)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.
(5)	Reflects fees for all other services not included in the figures above. PricewaterhouseCoopers LLP did not perform any non-audit services for us specified in Rule 2-01(c)(4)(i)-(ix) of Regulation S-X.

Pre-Approval Process

The services performed by the independent auditor in 2003 were pre-approved by the Audit Committee. Any requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings.

PERFORMANCE GRAPH

The graph below compares the yearly change in the cumulative total stockholder return on our common stock with the total return on the S&P 500 Index and our Peer Group Index for the five-year period from December 31, 1998 to December 31, 2003, in each case assuming the investment of $100 on December 31, 1998 and the reinvestment of all dividends for the period indicated. Our Peer Group Index consists of Petroleum Helicopters, Inc. (PHEL), Offshore Logistics, Inc. (OLG), Tidewater Inc. (TDW) and SEACOR Holdings Inc. (CKH).

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG TRICO MARINE SERVICES, INC.,

S&P 500 INDEX AND PEER GROUP INDEX

Assumes $100 initial investment

	PERIOD ENDING
	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
Trico	$100.00	$144.87	$316.67	$154.87	$68.31	$36.72
Peer Group Index	$100.00	$131.27	$181.77	$148.97	$148.01	$145.62
S&P 500	$100.00	$121.05	$110.02	$96.95	$75.72	$97.19

CERTAIN TRANSACTIONS

In April 1999, in connection with the private sale of shares of our common stock to Inverness/Phoenix Partners LP and its affiliated investment partnerships (the “Funds”), we entered into a stockholders’ agreement granting registration rights and the power to name Board nominees to such investors. The stockholders’ agreement will terminate on May 6, 2009. Under the stockholders’ agreement, the Funds are entitled to designate two Board nominees so long as they own, in the aggregate, at least 4,000,000 shares of our common stock. If the Funds own, in the aggregate, less than 4,000,000 of our shares but at least 500,000 shares, they are entitled to propose one nominee.

As long as the Funds continue to hold, in the aggregate, at least 10% of the securities they purchased from us, they are entitled to registration rights relating to shares of our common stock. The Funds may require us to file a registration statement under the Securities Act to sell not less than 20% of the common stock they own. We are only required to make one such stand-alone registration during any 12-month period, and no more than three during the term of the agreement. The Funds also may require us to file a shelf registration statement covering shares of our common stock held by them having a value of at least $3 million. We are only required to make one shelf registration during any 12-month period, but there is otherwise no limit on the number of shelf registration requests that the Funds can make. The Funds may also include their shares of our common stock in any registration statement we file involving our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. To the best of our knowledge, all required forms were timely filed with the SEC during 2003, with the exception of two Form 4s filed on behalf of Mr. Acord, one Form 4 filed on behalf of Mr. Cain, and one Form 4 filed on behalf of Mr. Hutcheson.

PROPOSAL TO APPROVE THE TRICO MARINE

SERVICES, INC. DIRECTORS STOCK PLAN

General

The Trico Marine Services, Inc. Directors Stock Plan (the “Plan”) provides for the payment of a portion of a director’s compensation in our common stock. Our Board of Directors believes that the Plan will more closely align the interests of directors with the interests of our stockholders, and will provide directors with a proprietary interest in our financial success and growth. The primary features of the Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Plan, which is attached to this Proxy Statement as Exhibit A.

Terms of the Plan

The Plan provides that each member of our Board of Directors who is not an employee of us or any of our subsidiaries will be automatically granted up to 20,000 shares of our common stock each year on the day following the annual meeting of stockholders. The exact number of shares of our common stock that a non-employee director will receive will be set from time to time by our board of directors. Previously, non-employee directors received grants of stock options each year. If the Plan is approved by the stockholders at the annual meeting, the annual grants of stock options will be replaced by the grant of common stock under the Plan. There are currently six non-employee directors.

Subject to certain adjustment provisions described blow, the maximum number of shares of our common stock that may be issued through the Plan is 250,000 shares. The closing sale price of a share of our common stock as reported on the Nasdaq National Market on April 14, 2004 was $1.23. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the common stock, the limitations on the number of shares of our common stock that may be issued under the Plan and the maximum annual grant will be adjusted in proportion to the change in outstanding shares of our common stock.

The Compensation Committee of our Board of Directors administers the Plan and has authority to interpret the Plan, to prescribe, amend and rescind rules relating to the Plan and to make any other determinations necessary for the administration of the Plan. However, the Board has the power to set the number of shares of our common stock, up to 20,000 shares, that the Non-Employee Directors will receive each year and to amend or discontinue the Plan, except that the stockholders must approve any amendment that would:

•	materially increase the benefits accruing to non-employee directors under the Plan;

•	increase the number of shares of our common stock that may be issued under the Plan; or

•	materially expand the classes of persons eligible to receive benefits under the Plan.

If our stockholders approve the Plan at the annual meeting, each non-employee director will receive up to 20,000 shares of our common stock on the day immediately following each annual meeting of stockholders. The Board has determined that, if the stockholders approve the Plan, each director will receive 5,000 shares on the day after the 2004 annual meeting. Accordingly, on May 25, 2004, the non-employee directors will receive the following:

New Plan Benefits

Directors Stock Plan

Name	Shares of Common Stock To be Issued in 2004
H. K. Acord	5,000
James C. Comis	5,000
Joseph S. Compofelice	5,000
Edward C. Hutcheson, Jr.	5,000
J. Landis Martin	5,000
Robert N. Sheehy, Jr.	5,000
All non-employee directors as a group	30,000

For future years that the Plan is in effect, non-employee directors will continue to receive an annual grant of up to 20,000 shares of our common stock as part of their annual compensation.

Equity Compensation Plan Information

The following table presents information as of December 31, 2003, regarding compensation plans under which our common stock may be issued to employees and non-employees as compensation.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,242,050	$10.51	101,700
Equity compensation plans not approved by security holders	—	—	—
Total	1,242,050	$10.51	101,700

Vote Required

Approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE TRICO MARINE SERVICES, INC. DIRECTORS STOCK PLAN.

PROPOSAL TO RATIFY THE RETENTION OF INDEPENDENT AUDITORS

The audit committee has selected PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2004, which selection is submitted to our stockholders for ratification. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of the voting power present or represented at the annual meeting, the selection will be reconsidered by the audit committee.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

THE AUDIT COMMITTEE AND YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO RATIFY THE RETENTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

By Order of the Board of Directors

Geoff Jones

Secretary

Houma, Louisiana

April 21, 2004

Exhibit A

TRICO MARINE SERVICES, INC.

DIRECTORS STOCK PLAN

1.    Purpose.    The purpose of the Directors Stock Plan (the “Plan”) of Trico Marine Services, Inc. (the “Company”) is to provide for the payment of a portion of the annual compensation paid to members of the Board of Directors of the Company (the “Directors”) in shares of the Company’s common stock (the “Common Stock”).

2.    Administration of the Plan.

2.1    Except to the extent that certain powers are reserved herein to the Board of Directors, the Plan shall be administered by the Compensation Committee of the Board of Directors ( the “Committee”), which shall have the power to interpret the Plan, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan’s administration.

2.2    All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all participants. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan.

3.    Eligible Persons.  Only Directors who are not also employees of the Company or a subsidiary of the Company (the “Non-Employee Directors”) are eligible to participate in the Plan.

4.    Grants of Common Stock to Non-Employee Directors.  Beginning in 2004 and continuing for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Non-Employee Director shall automatically be granted up to 20,000 shares of Common Stock each year on the date immediately following the Company’s annual meeting of stockholders. The exact number of shares of Common Stock that an Outside Director will receive each year will be set from time to time by the Board of Directors.

5.    Shares of Common Stock Subject to the Plan.

5.1    The Company may issue up to 250,000 shares of Common Stock under the Plan, subject to the adjustment provisions of Section 6.

5.2    Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.    Adjustment Provisions. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Plan shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock. In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable in order to provide Non-Employee Directors with the same relative rights before and after such adjustment.

7.    General Provisions.

7.1    Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Non-Employee Director any right to continue as a Director or affect any right of the Board of Directors or shareholders of the Company to remove any Non-Employee Director.

7.2    No shares of Common Stock will be issued or transferred pursuant to the Plan unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares under the Plan, the Company may require the Non-Employee Director to take any reasonable action to meet such requirements.

A-1

7.3    Anything in the Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of issuance of any shares of Common Stock under the Plan, require the Non-Employee Director, as a condition to the receipt thereof, to deliver to the Company a written representation of present intention to acquire the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

8.    Amendment, Discontinuance or Termination of the Plan.

8.1    The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may without the approval of the shareholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Non-Employee Director under the Plan, or (iii) materially expand the classes of persons eligible to participate in the Plan.

8.2    The Plan shall automatically terminate at such time as no shares of Common Stock remain available for issuance through the Plan.

A-2

THE NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW, AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3:	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of Directors						FOR	AGAINST	ABSTAIN

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY for all nominees listed below	2. Approval of the Trico Marine Services, Inc. Directors Stock Plan			3. Ratification of the retention of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2004	☐	☐	☐
☐	☐	FOR ☐	AGAINST ☐	ABSTAIN ☐	4. In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof

INSTRUCTIONS: To withhold authority to vote for either nominee, strike a line through the nominee’s name listed below. 01 H.K.Acord 02 JamesC. Comis III 03 Edward C. Hutcheson, Jr.			THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE THREE DIRECTOR NOMINEES NAMED ABOVE AND FOR PROPOSALS 2 AND 3. THE PROXY HOLDER NAMED ABOVE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date:                                                                                               , 2004

Signature of Stockholder

Additional Signature, if held jointly

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

é FOLD AND DETACH HERE é

TRICO MARINE SERVICES, INC.

250 NORTH AMERICAN COURT

HOUMA, LOUISIANA 70363

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TRICO MARINE SERVICES, INC.

The undersigned hereby appoints Geoff Jones as proxy, with full power of substitution, and hereby authorizes him to represent and to vote, as designated below, all shares of common stock of Trico Marine Services, Inc. held of record by the undersigned on April 2, 2004, at the annual meeting of stockholders to be held on May 24, 2004, or any adjournment thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é